UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: July 29, 2008

THE MCGRAW-HILL COMPANIES, INC.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other	(Commission	(IRS Employer
jurisdiction of	File No.)	Identification No.)
incorporation or
organization)

1221 Avenue of the Americas, New York, New York 10020
(Address of Principal Executive Offices) (Zip Code)

(212) 512-2564
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 2.02 and 7.01. Disclosure of Results of Operations and Financial Condition/Regulation FD Disclosure (Furnished Pursuant to Items 2.02 and 7.01 of Form 8-K).

 On July 29, 2008 Registrant issued an earnings release (the “Earnings Release”) containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2008.

The Earnings Release contains financial results presented in accordance with U.S. generally accepted accounting principles that the Registrant reported second quarter 2008 diluted earnings per share of $0.66.

The Earnings Release contains three statements on the Registrant’s financial results that would not be presented in a GAAP statement of earnings to the effect that:

•
Financial Services: “International revenue for S&P Credit Market Services was off 3.3% or 9.4% excluding the impact of foreign exchange, to $235.5 million in the second quarter, reflecting softness in collateralized debt obligations, commercial mortgage-backed securities, and asset-backed securities primarily in Europe.”

•
The Outlook: “Year-over-year comparisons get easier in the second half. Excluding second quarter restructuring charges and related benefits, we still expect earnings per share in the $2.65 to $2.75 range for 2008.”

•	Exhibit 3: Exhibit 3 presents adjusted operating results by segment, excluding the impact of the 2008 restructuring charges and the 2007 gain on the sale of a mutual fund data business.

The Registrant believes that the disclosure of this data provides useful supplemental information for meaningful comparisons of the Company’s results.

Item 9.01. Exhibits.

 (99)  Earnings Release of the Registrant, dated July 29, 2008, containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE McGRAW-HILL COMPANIES, INC.

/s/ Kenneth M. Vittor
By: Kenneth M. Vittor
Executive Vice President and
General Counsel

Dated: July 29, 2008

INDEX TO EXHIBITS

Exhibit Number

(99)  Earnings Release of the Registrant, dated July 29, 2008, containing a discussion of Registrant’s results of operations and financial condition for the second quarter ending June 30, 2008.